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                                                                   EXHIBIT 10.53

                        FORM OF STOCK PURCHASE AGREEMENT

                  This agreement is dated November 8, 2002 between _________________ ("Purchaser"), and ARIAD Pharmaceuticals, Inc. ("Company"), whereby the parties agree as follows:

         The Purchaser shall buy and the Company agrees to sell ___________ shares ("Shares") of the Company's Common Stock at a price of $2.75 per share for a total amount of $____________. The Shares have been registered on a registration statement on Form S-3, File No. 333-63708, which was declared effective by the Securities and Exchange Commission on August 1, 2001 and which has 2,572,288 shares of Common Stock registered and remaining to be issued thereunder. A preliminary Prospectus Supplement has been prepared regarding the sale of the Shares, which will be delivered prior to funding and a final Prospectus Supplement will be delivered promptly after funding. The Shares are free of restrictive legends and are free of any resale restrictions.

         The purchase of the Shares, and any other sales of shares by the Company that might be considered to be part of the same financing, shall be subject to the stockholder approval rules of the Nasdaq Stock Market, including, but not limited to, stockholder approvals required by Marketplace Rule 4350(i) and related provisions.

         The Purchaser represents and warrants to the Company:

         (a) The Purchaser is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of
_______________.

         (b) The Purchaser has the requisite corporate (or other entity) power and authority to enter into and perform this Agreement and to purchase the Shares in accordance with the terms hereof.

         (c) In making its investment decision in this offering, the Purchaser and its advisors, if any, have relied solely on the Company's public filings as filed with the Securities and Exchange Commission.

         The Purchaser shall wire the purchase amount to the Company to the account set forth below.

COMPANY WIRE TRANSFER INSTRUCTIONS:

         Fleet Boston
         100 Federal Street
         Boston, MA 02110
         ABA # 011-000-390
         Operating Account # 22383612
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         The Company shall cause its transfer agent to transmit the Shares electronically to the Purchaser by crediting the account set forth below through the Deposit Withdrawal Agent Commission system.

PURCHASER DWAC INSTRUCTIONS:

                                    AGREED AND ACCEPTED:

                                    ARIAD Pharmaceuticals, Inc.

                                    By:__________________________________
                                       Name:
                                       Title:


                                    PURCHASER:



                                    By:_________________________________
                                       Name:
                                       Title: